                                      EXHIBIT 11

                                 DATA I/O CORPORATION

                          COMPUTATION OF EARNINGS PER SHARE






Earnings per share reported in Form 10-Q for the quarters ended September 25, 1997, and September 26, 1996 are based on the following (in thousands):



                                                 Quarter Ended                Nine Months Ended
                                                 -------------                -----------------
                                            Sept. 25,      Sept. 26,      Sept. 25,      Sept. 26,
PRIMARY AND FULLY DILUTED:                    1997           1996           1997           1996
                                            ---------      ---------      ----------     ----------

Weighted Average Shares Outstanding            6,945          6,773          6,880          6,884



Dilutive Effect of Stock Options                 241                           159
                                           ---------      ---------     ----------     ----------


Weighted Average Common and
Equivalent Shares Outstanding                  7,186          6,773          7,039          6,884
                                           ---------      ---------     ----------     ----------
                                           ---------      ---------     ----------     ----------



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